[AUDITOR LETTERHEAD]








                        CONSENT OF INDEPENDENT AUDITORS'

Board of Directors
Kelly's Coffee Group, Inc.
Salt Lake City, Utah

We consent to the use in this Form 10-KSB of Kelly's Coffee Group, Inc. of our report dated June 10, 2000 for the years ended February 29, 2000 and February 28, 1999 which are part of this Form 10-KSB and to all references to our firm included in this Form 10-KSB.

/s/  HJ & Associates, LLC
-----------------------------
HJ & Associates, LLC
Salt Lake City, Utah
June 13, 2000